                         NORTHQUEST CAPITAL FUND, INC.

                                16 Rimwood Lane

                             Colts Neck, NJ  07722

                                                               File Numbers:

                                                               333-63419

                                                               811-10419

                                                               August 22, 2014

N-SAR Filing - 1st Half 2014 Information

Securities & Exchange Commission ("SEC")

Judiciary Plaza

450 Fifth Street

Washington D.C.   20549

RE: N-SAR Filing for 1st Half of year 2014

Dear SEC Representative:

   This letter covers the transmittal of NorthQuest Capital Fund information for the 1st Half of 2014 as per Form N-SAR filing. The following exhibit, 77C was marked "Y" on screen 38.

   1.  77C         Exhibit 77C is incorporated herein by reference to the Fund's

                   2014 proxy filing (DEF 14A on 04/28/14) that was a submittal of matters to a vote by the Fund's shareholders. Items pre-

                   sented in the proxy permitted the selections of Fund

                   directors for one year and the auditing firm which will per-

                   form the 2014 year-end.

   Sincerely,

   /s/ Peter J. Lencki

       ---------------

       Peter J. Lencki

       President

       NorthQuest Capital Fund, Inc.